Exhibit 5(a)

Squire Patton Boggs (US) LLP
2000 Huntington Center
41 South High Street
Columbus, Ohio 43215
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squirepattonboggs.com

November 14, 2014
Core Molding Technologies, Inc.
800 Manor Park Drive
Columbus, Ohio 43228
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Core Molding technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the proposed sale by the Company from time to time, in one or more series, of its (i) common stock, par value of $0.01 per share (“Common Stock”), (ii) preferred stock, par value of $0.01 per share (“Preferred Stock”), (iii) debt securities, which may be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (both “Senior Subordinated Debt Securities” and “Subordinated Securities” and together with Senior Debt Securities, the “Debt Securities”), (iv) warrants to purchase Debt Securities, Common Stock, or Preferred Stock (the “Warrants”), (v) depository shares each of which will represent a fractional interest of a share of a particular series of a class of our Preferred Stock (“Depository Shares”), (vi) rights to purchase Common Stock, Preferred Stock, Debt Securities and Depository Shares (the “Rights”), and (vii) two or more securities offered in the form of a unit (collectively, the “Units”).
The Common Stock, Preferred Stock, Debt Securities, Warrants, Depository Shares, Rights and Units are hereinafter collectively referred to as the “Securities.” The Debt Securities will be issued under an Indenture in substantially the form of Exhibit 4(a) to the Registration Statement (the "Indenture") to be entered into between the Company and a trustee to be identified in the Indenture (the "Trustee").The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.
We have examined such documents, including resolutions of the Board of Directors of the Company related to the Registration Statement (the “Resolutions”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee, where applicable. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.
Based on the foregoing, we are of the opinion that:

Core Molding Technologies, Inc.
November 14, 2014

1.    When the terms of the issuance and sale of the Common Stock have been duly authorized by the Company and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Stock will be validly issued, fully paid, and non-assessable.
2.    When the terms of the issuance and sale of the Preferred Stock have been duly authorized by the Company and the Preferred Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Preferred Stock will be validly issued, fully paid, and non-assessable.
3.     When the specific terms of a series of Debt Securities and their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.
4.    When the specific terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Warrants.
5.     When (a) the Board of Directors has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding the Preferred Stock with the Secretary of State of the State of Delaware, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a "Deposit Agreement"), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board of Directors action, and (e) receipts ("Receipts") evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.
6.    When the terms of the Rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto and such Rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Rights.
7.     When the specific terms of a series of Units have been specified in a unit agreement, the Units established in such unit agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such unit agreement and delivered against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Units.
The opinions set forth above are subject to the following qualifications and exceptions:

Core Molding Technologies, Inc.
November 14, 2014

(a)    Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.
(b)    In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order or decree of any court or governmental body having jurisdiction over the Company.
(c)    As of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
Our opinions expressed above are limited to the laws of the State of Delaware and New York and the federal laws of the United States of America.
We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus included therein. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Squire Patton Boggs (US) LLP